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                                                             EXHIBIT NO. 99.1(b)

                    MASSACHUSETTS INVESTORS GROWTH STOCK FUND

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                          ESTABLISHMENT AND DESIGNATION
                                   OF CLASSES

     Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated December 16, 2004 (the "Declaration") of Massachusetts Investors Growth Stock Fund, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby divide the shares of the Trust, to create four additional classes of shares, within the meaning of Section 6.10, as follows:

     1. The additional classes of Shares are designated "Class R Shares," "Class R3 Shares," "Class R4 Shares" and "Class R5 Shares";

     2. Class R Shares, Class R3 Shares, Class R4 Shares and Class R5 Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

     3. The purchase price of Class R Shares, Class R3 Shares, Class R4 Shares and Class R5 Shares, the method of determination of the net asset value of Class R Shares, Class R3 Shares, Class R4 Shares and Class R5 Shares, the price, terms and manner of redemption of Class R Shares, Class R3 Shares, Class R4 Shares and Class R5 Shares, and relative dividend rights of holders of Class R Shares, Class R3 Shares, Class R4 Shares and Class R5 Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended;

     4. All shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

     5. A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.

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     IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 10th day of March, 2005 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.


LAWRENCE H. COHN                        J. ATWOOD IVES
-------------------------------------   ----------------------------------------
Lawrence H. Cohn                        J. Atwood Ives
45 Singletree Road                      17 West Cedar Street
Chestnut Hill MA 02467                  Boston MA 02108


DAVID H. GUNNING                        AMY B. LANE
-------------------------------------   ----------------------------------------
David H. Gunning                        Amy B. Lane
2571 N. Park Blvd.                      9716 S.E. Sandpine Lane
Cleveland Heights OH 44106              Hobe Sound FL 33455


WILLIAM R. GUTOW                        LAWRENCE T. PERERA
-------------------------------------   ----------------------------------------
William R. Gutow                        Lawrence T. Perera
3 Rue Dulac                             18 Marlborough Street
Dallas TX 75230                         Boston MA 02116


MICHAEL HEGARTY                         J. DALE SHERRATT
-------------------------------------   ----------------------------------------
Michael Hegarty                         J. Dale Sherratt
177 Old Briarcliff Road                 86 Farm Road
Briarcliff Manor NY 10510               Sherborn MA 01770


                                        ELAINE R. SMITH
                                        ----------------------------------------
                                        Elaine R. Smith
                                        75 Scotch Pine Road
                                        Weston MA 02493

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